                                                                     EXHIBIT 4.1




       PLEDGE AND SECURITY AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Pledge Agreement"), dated as of September 19, 1996, between TRANSAMERICAN EXPLORATION CORPORATION (together with its successors and assigns, the "Pledgor") and FLEET NATIONAL BANK as Collateral Agent (the "Collateral Agent") on behalf of and for the benefit of the purchasers listed on Schedule A attached hereto, (collectively, the "Purchasers").


                              W I T N E S S E T H:


       WHEREAS, the Pledgor and the Purchasers have entered into the Note Purchase Agreement dated the date hereof among Pledgor, TransAmerican Natural Gas Corporation ("TANG") and the Purchasers (the "Note Purchase Agreement"); and

       WHEREAS, in order to secure the payment and performance in full of the Obligations (as defined), the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the security interest in the Collateral (as defined below) and the pledge of the Pledged Securities (as defined below) granted by the Pledgor to the Collateral Agent for the benefit of the Purchasers;

       NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       SECTION 1. Collateral. As collateral security for the indefeasible payment and performance in full of the obligations of the Pledgor under or in connection with the Note Purchase Agreement and the Notes, including under the Related Documents (as such term and all capitalized terms used herein and not defined herein are defined in the Note Purchase Agreement) (collectively, the "Obligations"), the Pledgor, to the fullest extent permitted by law, hereby pledges, assigns, transfers, sets over and delivers unto the Collateral Agent, and hereby grants unto the Collateral Agent and its respective successors and assigns, a continuing security interest in all of the right, title and interest of the Pledgor in, to and under any and all of the following (collectively, the "Collateral"):

              (a) all shares of TransTexas Gas Corporation ("TTXG") common stock ("TTXG Stock") identified on Schedule B attached hereto (the "Pledged Securities");

              (b) all securities, certificates and instruments representing or evidencing ownership of any of the property described in Section 1(a) hereof; and

              (c) all proceeds and products of the Pledged Securities, including dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities; and

              (d) the Three-Party Blocked Account Service Agreement (the "Fleet Agreement") maintained with Fleet National Bank, with Pledgor as Depositor thereunder and Collateral Agent, as Lender, the Blocked Account (as defined in the Fleet Agreement) and all cash and any proceeds thereof contained in the Blocked Account.

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, for the benefit of the Purchasers and unto their respective successors and assigns.

       SECTION 2. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents and warrants (as of the date of execution hereof as to the Collateral existing on such date), covenants and agrees that:

              (a) The Pledgor is and will at all times continue to be the legal and beneficial owner of the Collateral and has good and marketable title to the Collateral, free and clear of all Liens (except for the security interest granted hereunder to the Collateral Agent), and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Collateral. The Pledged Securities are not subject to any put, call, option or other right in favor of any other person whatsoever. "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

              (b) The Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable and none of the Pledged Securities is or will be subject to any contractual restriction under the charter or by-laws of the Pledgor upon the transfer of such Pledged Securities. The stock powers accompanying the Pledged Securities are duly executed in blank.

              (c) The pledge of the Collateral pursuant to this Pledge Agreement creates a legal and valid security interest in the Collateral and, (x) upon delivery of physical certificates evidencing the Pledged Securities to the Collateral Agent, a valid perfected first priority security interest in the Pledged Securities and (y) upon filing of a UCC-1 financing statement with the office of the Secretary of State of the States of Texas, a valid perfected first priority security interest in all the Collateral other than the Pledged Securities, in each case securing the indefeasible payment and performance in full of the Obligations.

              (d) The certificates which constitute the Pledged Securities are instruments (within the meaning of the New York Commercial Code
       Section 9-105) and qualify as a certificated security under New York Commercial Code Section 8-102(1)(a).

              (e) The certificates representing the Pledged Securities were and are physically located in the State of New York on the date hereof.

              (f) The Pledgor has the requisite corporate power and authority to pledge the Collateral in the manner hereby done or contemplated and will defend its title thereto against the lawful claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Collateral as long as this Pledge Agreement shall remain in full force and effect.

              (g) Neither the execution and delivery of this Pledge Agreement by the Pledgor, the performance by the Pledgor of its obligations hereunder, nor the transactions herein contemplated will (i) violate the Pledgor's charter or by-laws, (ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor, TANG or TTXG is a party, (iii) violate any law, order, rule or regulation applicable to the Pledgor of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Pledgor or its properties, or (iv) result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor.

              (h) Schedule B correctly identifies, as of the date hereof, the issuer, class, stock certificate number, par value and number of shares of the Pledged Securities and as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for or purchase any portion of the Pledged Securities.

              (i) No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action (other than delivery of physical certificates evidencing the Pledged Securities) by, and no notice to or filing with any governmental body (other than UCC filings), regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Collateral, and such pledge is effective to vest in the Collateral Agent for the benefit of the Purchasers the rights of the Collateral Agent in the Collateral as set forth herein. Except as set forth in this Pledge Agreement, there are no restrictions on the transferability of any of the Collateral transferred or delivered by the Pledgor hereunder or, except for restrictions related to Federal and state securities laws governing the sale of "restricted stock" or "control stock", with respect to the foreclosure, transfer or disposition thereof by the Collateral Agent.

              (j) The Pledgor shall deliver to the Collateral Agent concurrently with the execution of this Pledge Agreement: (i) all certificates and instruments representing the Pledged Securities and
       (ii) each other item of Collateral (including all certificates, instruments and notes representing any such Collateral). Any and all Pledged Securities delivered to the Collateral Agent shall be accompanied by undated duly executed powers in blank and by such other instruments of transfer or documents as the Collateral Agent may reasonably request. The Collateral Agent shall hold the certificates representing the Pledged Securities delivered to it in its own name or in the name of its nominee, all in form and substance satisfactory to the Collateral Agent. The Pledgor hereby acknowledges that the Collateral Agent may, in its discretion, appoint one or more financial institutions to act as its agent in holding in custodial accounts instruments or other financial assets in which the Collateral Agent is granted a security interest hereunder.

              (k) The Collateral Agent shall at all times have full and free access during normal business hours to all of the books, correspondence and records of the Pledgor relating to the Collateral and the Collateral Agent and its representatives may examine the same, make abstracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Collateral Agent, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto.

              (l) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights relating to the Pledged Securities, is declared or made, or proposed to be declared or made, all substituted and additional securities or interest issued with respect to the Collateral and evidenced by certificates shall be endorsed in blank by the Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Collateral Agent in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Collateral Agent to be held under the terms of this Pledge Agreement in the same manner as, and as a part of, the Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall be endorsed in blank and delivered to the Collateral Agent with any necessary powers.

              (m) The Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Collateral prior to delinquency thereof and shall keep all Collateral free of all unpaid charges whatsoever, unless contested in good faith and dollar for dollar reserves have been set aside in a Bank Account with the Collateral Agent; provided that such reserves may be released upon a favorable determination by any court or any government, regulatory body or administrative agency having jurisdiction over the Pledgor.

              (n) The Pledgor has, independently and without reliance on the Collateral Agent and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement.

              (o) The Pledgor shall promptly notify the Collateral Agent (i) of any material changes in any fact or circumstance represented or warranted by the Pledgor with respect to any material portion of the Collateral, (ii) of any material impairment of the Collateral and (iii) of any claim, action or proceeding affecting title to all or any of the Collateral.

              (p) The chief executive office and principal place of business of the Pledgor is located at 1300 East North Belt, Houston, Texas 77032-2249. The Pledgor shall not relocate its principal place of business or chief executive office to another county or state unless the Pledgor gives 30 days' prior written notice to the Collateral Agent, which notice shall specify the county and state into which such relocation is to be made.

              (q) The Pledgor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Pledge Agreement and to carry out the provisions and conditions hereof (including the creation and perfection of the Lien on the Collateral intended to be created hereby); and the Pledge Agreement has been duly authorized by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as such enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and enforcement of indemnities may be limited by public policy.

              (r) The pledge of the Pledged Securities pursuant to the Pledge Agreement does not violate Regulation S, T, U or X of the Federal Reserve Board or any successor thereof as of the date hereof.

       SECTION 3. Release of Collateral. The Collateral shall not be released from the security interest created hereunder and no property shall be substituted for any of the Collateral, except in accordance with the provisions of Section 16 hereof. The Collateral Agent shall return the physical certificates and related stock powers evidencing the Pledged Securities when so permitted by this Pledge Agreement.

       SECTION 4. Voting Rights, Dividends, etc. (a) Unless an Event of Default (as defined below) shall have occurred and be continuing, except as otherwise provided in this Pledge Agreement, the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers accruing to an owner of the Pledged Securities for any purpose not inconsistent with the terms of this Pledge Agreement or the Note Purchase Agreement.

              (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to Section 4(a) shall automatically cease, and all such rights shall be vested in the Collateral Agent, for the benefit of the Purchasers, which shall then have the sole and exclusive right and authority to exercise, in its sole discretion, all such voting and consensual rights and powers and to receive and retain as Collateral all such dividends, distributions and other payments.

              (c) The Collateral Agent shall have the sole and exclusive right and authority to receive and retain as Collateral all dividends, distributions and other payments which are paid on the Collateral in cash or property. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 4(c) shall be retained by the Collateral Agent as additional Collateral hereunder and shall be administered and applied in accordance with the provisions of this

Pledge Agreement. All dividends and interest payments which are received by the Pledgor contrary to the provisions of this Section 4(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

       SECTION 5. Default; Remedies. (a) Defined. For purposes of this Pledge Agreement, "Event of Default" shall have the meaning provided in the Note Purchase Agreement.

              (b) Exercise of Remedies Under the Pledge Agreement. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the immediate right to commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Pledge Agreement and the Collateral (or any portion thereof), including action toward foreclosure upon any Collateral, as it deems appropriate in its sole discretion to the fullest extent allowed by law.

              (c) Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent itself or by its agents or attorneys may immediately, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon the Pledgor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived to the full extent permitted by law): (i) exercise any or all of its rights and remedies hereunder, under the Note Purchase Agreement or any other instrument or agreement securing, evidencing or relating to the obligations under the Note Purchase Agreement or under applicable laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York (the "NYUCC")), (ii) retain possession of the Collateral or (iii) sell, assign, transfer or dispose of, endorse and deliver the whole or, from time to time, any part of the Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Collateral Agent's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and, to the extent permitted by applicable law, for such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If any notice of a proposed sale is required by law, the Collateral Agent shall give the Pledgor 10 Business Days' (as defined below) written notice (which the Pledgor agrees shall be deemed to be reasonable notification within the meaning of
Section 9-504(3) of the NYUCC) of the Collateral Agent's intention to make any such public or private sale. "Business Day" means any day other than Saturday, Sunday or a day on which banks in New York are not required to be open. Any such sale shall be held at such time or times and at such place or places as the Collateral Agent may fix. At any such sale, the Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Collateral Agent may in its sole discretion determine. The Collateral Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by suit or suits at law or in equity to exercise its remedies regarding the Collateral and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time that does not permit the giving of notice to the Pledgor as hereinbefore provided, the Collateral Agent need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

              (d) Remedies; Obtaining the Collateral Upon Default. The Pledgor agrees that if any Event of Default shall occur and be continuing then without limiting the generality of Sections 5(b) and 5(c), and in addition to the rights and remedies available to a secured party under any applicable provision of the UCC, or any other applicable law, the Collateral Agent may:

           (i) transfer into its own name, or into the name or names of its nominee or nominees, all of the Pledged Securities;

          (ii) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof from the Pledgor or any other person who then has possession of any part thereof, with or without notice or (if effected without breach of the peace) process of law;

         (iii) instruct TTXG to make any dividends, payments or other distributions on the Pledged Securities directly to the Collateral Agent or its designee, or instruct the obligor or obligors on any agreement, instrument or other obligation constituting Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Collateral Agent or its designee;

          (iv) sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

           (v) take possession of the Collateral or any part thereof by directing the Pledgor in writing to deliver the same to the Pledgee at any place or places designated by the Collateral Agent, in which event the Pledgor shall at its own expense:

                     (A) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                     (B) store and keep any Collateral so delivered to the Pledgee at such place or places pending further action by the Collateral Agent as provided in this Section 5(d); and

                     (C) while any such Collateral shall be so stored and kept, provide such guard and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition;

it being understood that the Pledgor's obligation so to deliver the Collateral is of the essence of this Pledge Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of such obligation.

              (e) Preventing Impairment of the Collateral. Regardless of whether or not there shall have occurred any Event of Default, the Collateral Agent may institute and maintain or cause in the name of the Pledgor to be instituted and maintained, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Collateral in contravention of the terms of the Pledge Agreement and the Note Purchase Agreement. The

Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Collateral or the Collateral Agent's rights in the Collateral.

       SECTION 6. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Collateral Agent its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Pledge Agreement and taking any action and executing any instrument, including any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intending to be created hereunder, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the money due or to become due with respect thereof or any property converted thereby, and no action taken or omitted shall give rise to any defense, counterclaim or right against the Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except as required by law, the Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agent shall be responsible to the Pledgor for any act or failure to act, except solely to the extent of any act of failure to act that is finally adjudicated or otherwise conclusively determined to be attributed to the gross negligence, bad faith, recklessness or willful misconduct of the Collateral Agent.

       SECTION 7. Disposition of Proceeds. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Collateral Agent under the provisions of this

Pledge Agreement, shall be applied by the Collateral Agent as follows:

              FIRST, to the payment of all costs and expenses incurred by the Collateral Agent hereunder under the Note Purchase Agreement, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder, under the Note Purchase Agreement on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under the Note Purchase Agreement.

              SECOND, to the payment in full of the Obligations; and

              THIRD, to the Pledgor or as a court of competent jurisdiction may otherwise direct.

              The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. If the Collateral Agent receives proceeds from the sale of Collateral before all or a portion of the obligations under the Note Purchase Agreement are due and payable, then the Collateral Agent shall hold and administer such proceeds as Collateral in accordance with this Pledge Agreement.

       SECTION 8. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Securities Act might limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.
The Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Securities not covered by an effective registration under the Shelf Registration Statement (as defined in the Registration Rights Agreement), limit the purchasers to those who will agree, among other things, to acquire Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale even if the Shelf Registration Statement for the purpose of registering the Pledged Securities or part thereof shall have been filed under the Securities Act of 1933 if such Shelf Registration Statement is not then effective, and (b) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Collateral Agent in its sole and absolute discretion may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this
Section 8 shall apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

       SECTION 9. Waiver of Claims. Except as otherwise provided in this Pledge Agreement, THE PLEDGOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

              (a) all damages occasioned by such taking of possession or disposition;

              (b) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Collateral Agent's rights and powers hereunder; and

              (c) except as provided in Section 5(c) hereof, all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Pledge Agreement or the sale or other disposition of the

       Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

       Any sale of, or the exercise of any options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

       SECTION 10. Remedies Cumulative; No Waiver. Each right, power and remedy of the Collateral Agent provided for herein, in the Note Purchase Agreement or in any other agreement pursuant to which a Lien is created in favor of the Collateral Agent, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Collateral Agent provided for herein, in the Note Purchase Agreement or in such other agreement pursuant to which a Lien is created in favor of the Collateral Agent or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Note Purchase Agreement or under such other agreement pursuant to which a Lien is created in favor of the Collateral Agent or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgor hereunder shall, of itself, entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

       SECTION 11. Additional Collateral. Without notice or consent of the Pledgor and without impairment of the security interests and rights created by this Pledge Agreement, the Collateral Agent may accept from any person or persons additional collateral or other security for the obligations under the Note Purchase Agreement. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Collateral Agent from resorting to such additional collateral or security or to the Collateral, in any order, without affecting the Collateral Agent's rights hereunder.

       SECTION 12. Further Assurances. The Pledgor agrees (a) that it shall, at its own expense, promptly file or record, such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the perfection of the security interests of the Collateral Agent hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and as the Collateral Agent may reasonably request, such instruments to be in form and substance satisfactory to the Collateral Agent, and (b) that it shall, at its own expense, do such further acts and things and execute and deliver to the Collateral Agent such additional conveyances, assignments, endorsements, agreements and instruments as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Collateral or any part thereof or in order to assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

       SECTION 13. Indemnification and Expenses. (a) The Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence, bad faith, recklessness or wilful misconduct, as determined by a final judgment of a court of competent jurisdiction. The indemnification of the Collateral Agent set forth in the immediately preceding sentence is cumulative and not exclusive of any indemnity of the Collateral Agent set forth in the Collateral Agency Agreement, the Registration Rights Agreement or any other document to which the Collateral Agent is a party.

              (b) The Pledgor will pay upon demand to the Collateral Agent the amount of any and all reasonable out- of-pocket expenses, including the reasonable fees and charges of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the negotiation, execution and enforcement of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

       SECTION 14. Pledgor's Obligations Absolute. The liability of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by: (a) any change in the time, place or manner of payment of all or any of the obligations under the Note Purchase Agreement or any other document, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Note Purchase Agreement or any other document or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Note Purchase Agreement or any other document to which the Pledgor or the Collateral Agent is a party; (c) any furnishing of any additional security for the Obligations or any other document to which the Pledgor or the Collateral Agent is a party or any acceptance thereof or any release or nonperfection of any security interest in property;
(d) any limitation on any party's liability or obligations under the Note Purchase Agreement or any other document to which the Pledgor or the Collateral Agent is a party; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any person other than the Pledgor to which the Pledgor or the Collateral Agent is a party, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; or (f) any exchange, release or amendment or waiver of or consent to departure from any agreement pursuant to which a Lien is created in favor of the Collateral Agent, pursuant to which a person other than the Pledgor has granted a security interest.

       SECTION 15. Waiver. To the extent permitted by applicable law, the Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Obligations and the obligations under this Pledge Agreement and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or entity; provided, however, that the Collateral Agent shall in any event take such care in the handling of any Pledged Securities in its possession as it takes with respect to its own property of a similar nature in its possession.

       SECTION 16. Termination. Upon indefeasible payment and performance in full and satisfaction of all of the obligations under the Note Purchase Agreement and all other amounts payable under this Pledge Agreement, and upon receipt by the Collateral Agent of a certificate from the senior financial officer of Pledge certifying the same, this Pledge Agreement shall terminate and the Collateral Agent shall assign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, and shall be at the expense of the Pledgor. At such time, this Pledge Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Collateral, and the Collateral Agent shall, at the Pledgor's expense deliver to the Pledgor written acknowledgment thereof and of cancellation of this Pledge Agreement in a form reasonably requested by the Pledgor; provided, however, that this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Pledgor all as though such payment had not been made. Notwithstanding anything to the contrary contained herein, Pledgor shall have the right, subject to the consent of the Collateral Agent, which consent may not be unreasonably withheld, to sell the Collateral and to have it released from the Lien created hereby, provided that the proceeds of such sale are paid in full or partial satisfaction of the obligations under the Note Purchase Agreement.

       SECTION 17. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section
14.05 of the Note Purchase Agreement.

       Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

       SECTION 18. Binding Agreement; Assignment. This Pledge Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Pledgor and their respective successors and permitted assigns. Neither this Pledge Agreement nor any interest herein or in the Collateral, or any part thereof, may be assigned by the Pledgor without the prior written consent of the Collateral Agent except as expressly permitted herein or in the Note Purchase Agreement.

       SECTION 19. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS TO ALL ISSUES, INCLUDING ISSUES OF VALIDITY, ENFORCEABILITY, INTERPRETATION, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

       SECTION 20. Amendments. This Pledge Agreement may not be amended or modified, except in accordance with Section 14.01 of the Note Purchase Agreement.

       SECTION 21. Severability. In the event that any provision contained in this Pledge Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

       SECTION 22. Confidentiality. The Collateral Agent agrees that it and its employees will maintain, in confidence, all proprietary, non-public data, summaries, reports or information of all kinds, whether oral or written, obtained pursuant to this Pledge Agreement or acquired or developed in any manner from the Pledgor's personnel or files (the "Confidential Information"), and that it will not reveal the same to any persons not employed by it except:
(a) at the written direction of the Pledgor; (b) to the extent necessary to comply with the law, reporting requirements imposed by the Securities and Exchange Commission, or the valid order of a court of competent jurisdiction or if counsel to the Purchasers shall determine disclosure of such information to be reasonably necessary in order to prosecute or defend any legal action or regulatory proceeding or to respond to any regulatory inquiry, in which event the disclosing Purchaser shall so notify the Pledgor as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 22;
(d) in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Pledge Agreement; (e) if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; (f) if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or
(g) to any one or more Purchasers and their representatives and agents.

       SECTION 23. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

       SECTION 24. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument.

       SECTION 25. CONSENT TO JURISDICTION. THE PLEDGOR HEREBY CONSENTS AND AGREES TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

       SECTION 26. MUTUAL WAIVER OF RIGHT TO TRIAL BY JURY. THE PLEDGOR AND COLLATERAL AGENT ACKNOWLEDGE THAT EACH MAY HAVE A CONSTITUTIONAL RIGHT TO TRIAL BY JURY OF CERTAIN DISPUTES. HOWEVER, BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. TO THAT END, THE PLEDGOR AND COLLATERAL AGENT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO; (III) CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN THE PARTIES HERETO, WHICH CLAIMS ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN THE PARTIES HERETO; AND (IV) ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND; IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PLEDGOR AND COLLATERAL AGENT HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              IN WITNESS WHEREOF, each of the Pledgor and the Collateral Agent has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                           TRANSAMERICAN EXPLORATION CORPORATION


                           By:
                                --------------------------------
                                Name:  Ed Donahue
                                Title: Vice President


                           FLEET NATIONAL BANK, N.A.


                           By:
                                --------------------------------
                                Name:
                                        ------------------------
                                Title:
                                        ------------------------

                                   Schedule A

                                   Purchasers

Corporate High Yield Fund, Inc.
Corporate High Yield Fund II, Inc.
Merrill Lynch Variable Series Fund, Inc. - High Income Fund
Merrill Lynch Global Currency Bond Series - Corporate High Income Portfolio Merrill Lynch Corporate Bond Fund, Inc. - High Income Portfolio

                                   Schedule B

3,700,000 shares of TransTexas Gas Corporation Common Stock, par value $0.01, represented by certificate numbers 0022, 0025, 0026 and 3436.